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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2005

WEIGHT WATCHERS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or Other Jurisdiction of Incorporation)	000-03389 (Commission File Number)	11-6040273 (IRS Employer Identification No.)

175 Crossways Park West, Woodbury, New York (Address of principal executive offices)	11797-2055 (Zip Code)

Registrant's telephone number, including area code: (516) 390-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition of Disposition of Assets.

        Effective July 2, 2005, Weight Watchers International, Inc. (the "Company") completed the previously announced merger of SCW Merger Sub, Inc. ("Merger Sub") with and into WeightWatchers.com, Inc. ("WW.com") pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), by and among the Company, WW.com and Merger Sub, dated as of June 13, 2005. The Company exercised its existing warrants to purchase WW.com stock. Effective July 2, 2005, the Company acquired all of the equity interests in WW.com not owned by Artal Luxembourg S.A. ("Artal") (the "Merger") giving the Company ownership of approximately 53% of the Common Stock of WW.com and operational control over WW.com.

        As previously reported, on December 30, 2005, pursuant to a Redemption Agreement (the "Redemption Agreement"), by and among WW.com, Artal and the Company, WW.com is scheduled to redeem, at the same price per share as in the Merger, all the shares owned by Artal (the "Redemption" and together with the Merger, the "Transactions"). Upon consummation of the Redemption, the Company will own 100% of WW.com.

        The cost to the Company on a stand-alone basis to complete the Merger is $141.3 million in cash, including transaction costs. As a consequence of the Merger, WW.com's cash balance will increase by $67.3 million. The cost to complete the Redemption will be $307.8 million, including transaction costs. The aggregate cost to acquire all of the interests of WW.com not currently owned by the Company pursuant to both the Merger and the Redemption will be $389 million which includes other transaction related costs. Cash consideration paid to all non-WWI shareholders was determined based on a pro-rata share of the Company's enterprise valuation of WW.com of $552 million.

        As of the date hereof, the Company and Artal own approximately 53% and 47% of WW.com, respectively. Artal controls approximately 63% of the Company. The Transactions were evaluated, negotiated and recommended by a Special Committee of the Company's Board of Directors, consisting of the Company's independent directors.

  Cautionary Statements

        The foregoing description of the terms of the Transactions does not purport to be complete and is qualified in its entirety by reference to each of the Transaction agreements, which will be included in a subsequent filing with the Securities and Exchange Commission.

Item 9.01.    Financial Statements and Exhibits.

  Financial Statements

        The Company is not required to file financial statements or pro forma financial information in connection with the Merger.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.
DATED: July 8, 2005	By:	/s/ ROBERT W. HOLLWEG
	Name:	Robert W. Hollweg
	Title:	General Counsel and Secretary

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  Item 2.01. Completion of Acquisition of Disposition of Assets.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURE